UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6480 U.S. Highway 98 West, Suite A
Hattiesburg, Mississippi, 39402
(Address and Zip Code of principal executive offices)

(601) 268-8998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Closing of Acquisition of First Florida Bancorp, Inc.

Effective October 31, 2019, The First Bancshares, Inc., a Mississippi corporation (the “Company” or “First Bancshares”) completed its previously-announced merger (the “Merger”) with First Florida Bancorp, Inc., a Florida corporation (“FFB”) pursuant to that certain Agreement and Plan of Merger by and between the First Bancshares and FFB, dated as July 22, 2019 (the “Merger Agreement”).  At the closing, FFB merged with and into First Bancshares, with First Bancshares as the surviving corporation.  Following the Merger, FFB’s wholly-owned subsidiary bank, First Florida Bank, merged with and into the First Bancshares’ wholly-owned subsidiary bank, The First, A National Banking Association (“The First”), with The First as the surviving bank and continuing its corporate existence under the name “The First, A National Banking Association” (the “Bank Merger”, and together with the Merger, the “Mergers”).

Pursuant to the Merger Agreement, FFB shareholders are entitled to receive for each share of FFB common stock outstanding immediately prior to the Merger (i) $5.20 in cash and (ii) 0.257 of a share of First Bancshares common stock.  Each outstanding share of First Bancshares common stock remained outstanding and was unaffected by the Mergers.  As a result of the Mergers, First Bancshares will issue approximately 1,682,916 shares of First Bancshares common stock to former FFB shareholders.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 23, 2019.

Item 8.01	Other Events

On November 1, 2019, First Bancshares issued a press release announcing the completion of the Mergers. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro forma financial information

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits

99.1 Press Release of The First Bancshares, Inc., dated November 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.

By:	/s/ Donna T. (Dee Dee) Lowery
Name:	Donna T. (Dee Dee) Lowery
Title:	Chief Financial Officer

Date:  November 1, 2019